EXHIBIT 22.0

SUBSIDIARIES OF REGISTRANT

1)      EVANS OIL OF LOUISIANA, INC.
        100% Owned Subsidiary
        Incorporated in the State of Louisiana

2)      IN & OUT MINI MART, INC.
        100% Owned Subsidiary
        Incorporated in the State of Texas

3)      DIAMOND MINI MART, INC.
        100% Owned Subsidiary of In & Out Mini Mart, Inc.
        Incorporated in the State of Texas

4)      EVANS OIL COMPANY, INC.
        100% Owned Subsidiary
        Incorporated in the State of Texas

5)      EDCO, INC.
        19% Owned Subsidiary of Evans Systems, Inc.
        81% Owned Subsidiary of Evans Oil Company, Inc.
        Incorporated in the State of Texas

6)      WAY ENERGY SYSTEMS, INC.
        100% Owned Subsidiary
        Incorporated in the State of Delaware

7)      EDCO ENVIRONMENTAL SYSTEMS, INC.
        100% Owned Subsidiary
        Incorporated in the State of Texas

8)      DISTRIBUTOR INFORMATION SYSTEMS CORPORATION
        100% Owned Subsidiary
        Incorporated in the State of Texas

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